                             CONCEPTS DIRECT, INC.
                             2950 Colorful Avenue
                           Longmont, Colorado 80504
                                 _____________

                   Notice of Annual Meeting of Stockholders

                          To Be Held on May 10, 2001
                                 _____________

TO THE STOCKHOLDERS OF CONCEPTS DIRECT, INC.:

     The Annual Meeting of Stockholders of Concepts Direct, Inc. (the "Company") will be held at the Company offices at 2950 Colorful Avenue, Longmont, Colorado 80504, on May 10, 2001, at 9:00 A.M., local time, for the following purposes:

     1.    To elect seven directors for the ensuing year;

     2. To consider and vote upon a proposal to adopt the Company's 2001 Incentive Compensation Plan;

     3. To ratify the appointment of Ernst & Young LLP as the independent public accountants for the Company for the fiscal year ending December 31, 2001; and

     4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     The close of business on March 12, 2001 has been fixed as the record date for the Annual Meeting. All stockholders of record as of that date are entitled to notice of and to vote at the meeting and any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2000, is being mailed with this Proxy Statement.

                                             By Order of the Board of Directors

                                             David H. Haddon
                                             Secretary

April 6, 2001

PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY. YOU MAY WITHDRAW THIS PROXY AT ANY TIME BEFORE YOUR SHARES ARE ACTUALLY VOTED AND MAY VOTE YOUR OWN SHARES IF YOU ATTEND THE MEETING IN PERSON.

                             CONCEPTS DIRECT, INC.
                             2950 Colorful Avenue
                           Longmont, Colorado 80504

                                PROXY STATEMENT
                    TO BE MAILED ON OR ABOUT APRIL 6, 2001
                                      FOR
                        ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 10, 2001

       The enclosed proxy is solicited by and on behalf of the Board of Directors of Concepts Direct, Inc. (the "Company") for use at the Annual Meeting of Stockholders of the Company to be held May 10, 2001, or any adjournments thereof. If sufficient proxies are not returned in response to this solicitation, supplementary solicitations may be made by mail or by telephone, telegraph, electronic means or personal interview by directors, officers, and regular employees of the Company, none of whom will receive additional compensation for these services. Costs of solicitation of proxies will be borne by the Company, which will reimburse banks, brokerage firms, and other custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred by them in forwarding proxy materials to the beneficial owners of stock held by them. The Company has also retained Corporate Investor Communications, Inc., of Carlstadt, New Jersey, to assist in the solicitation of proxies of stockholders whose shares are held in street name by brokers, banks and other institutions at an approximate cost of $1,000 plus out-of-pocket expenses. Such solicitation will be made by mail or by telephone, telegraph, electronic means or personal interview. These costs will also be borne by the Company.

       The shares represented by all properly executed proxies received by the Secretary of the Company and not revoked will be voted for the election of the directors nominated, for the proposal to adopt the 2001 Incentive Compensation Plan, and for the ratification of Ernst & Young LLP as independent public accountants for the Company for the fiscal year ending December 31, 2001, unless the stockholder directs otherwise in the proxy, in which event such shares will be voted in accordance with such directions. Any proxy may be revoked at any time before the shares to which it relates are voted either by giving written notice delivered to the Secretary of the Company (which may be in the form of a substitute proxy) or by attending the meeting and voting in person.

       The Board of Directors has fixed the close of business on March 12, 2001 as the record date for the Annual Meeting. In accordance with applicable law, all the stockholders of record on the record date are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournments thereof. On the record date there were issued and outstanding 4,991,748 shares of the Company's common stock, $.10 par value (the "Common Stock"). All of such shares were of one class, with equal voting rights, and each holder thereof is entitled to one vote on all matters voted on at the Annual Meeting for each share registered in such holder's name. Presence in person or by proxy of holders of 2,495,875 shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions, votes withheld in the election of directors and broker non-votes are counted as present for purposes of determining a quorum. Assuming a quorum is present, the directors shall be elected by a plurality of votes cast by the holders of shares represented and entitled to vote at the Annual Meeting. With regard to the election of directors, stockholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Votes withheld and broker non-votes will have no effect on the outcome of the election of directors. The affirmative vote by the holders of a majority of the shares of Common Stock voting at the Annual Meeting will be required to act on all other matters to come before the Annual Meeting, including the proposal to adopt the 2001 Incentive Compensation Plan and the ratification of the selection of Ernst & Young LLP as independent auditors for the current fiscal year. With respect to all proposals presented to stockholders other than the election of directors, abstentions are counted as votes against in tabulations of the votes cast on proposals, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

           STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The table below sets forth information regarding beneficial ownership as of March 6, 2001 of Common Stock by the Company's directors individually, the executive officers named in the Summary Compensation Table individually, the Company's directors and executive officers as a group, and persons known to the Company to be beneficial owners of more than 5% of the Common Stock.

         Name and Address of              Amount and Nature of          Percent
          Beneficial Owner            Beneficial Ownership/(1)/        of Class
          ----------------            -------------------------        --------

Executive Officers and Directors
--------------------------------

J. Michael Wolfe                                        216,000            4.33
2950 Colorful Avenue
Longmont, CO 80504

Virginia B. Bayless                                      26,500               *
835 S. Garfield
Denver, CO 80209

Robert L. Burrus, Jr.                                    16,667               *
One James Center
Richmond, VA 23219

Kenneth M. Gassman, Jr.                                     360               *
15281 Westfork Drive
Glen Allen, VA 23059

Marshall S. Geller                                            0               *
433 N. Camden Drive, Suite 500
Beverly Hills, CA 90210

David H. Haddon                                          18,340/(2)/          *
2950 Colorful Avenue
Longmont, CO 80504

Stephen R. Polk                                         116,667/(3)/       2.34
26955 Northwestern Highway
Southfield, MI 48034

Phillip A. Wiland                                     1,390,100/(4)/      27.92
2950 Colorful Avenue
Longmont, CO 80504

All Directors and Executive Officers                  1,784,634/(5)/      35.75
 as a Group (8 Persons)

5% Owners
---------

Laifer Capital Management, Inc.                       1,220,037/(6)/      24.44
Mr. Lance Laifer
Hilltop Partners, L.P.
450 Seventh Avenue, Suite 1604
New York, NY 10036

Safeco Asset Management Company                         974,700/(7)/      19.53
601 Union Street, Suite 2500
Seattle, WA 98101

_______________

       * Does not exceed 1% of the outstanding shares of the Company

       /(1)/ Except as described in footnotes (2), (3), (4) and (5) below, each individual has sole voting power and sole investment power with respect to the Common Stock set forth opposite his name. Includes, as to Ms. Bayless, 4,000 shares, as to Mr. Polk, 4,001 shares, as to Mr. Burrus, 6,667 shares, as to Mr. Haddon, 3,000 shares, as to Mr. Wiland, 24,000 shares and as to Mr. Wolfe, 44,000 shares of Common Stock, which could be acquired through exercise of stock options within 60 days.

       /(2)/ Includes 15,340 shares owned in joint tenancy by Mr. Haddon and his wife, who share voting and investment power as to the shares.

       /(3)/ Stephen R. Polk, a Director of the Company, is Chairman of the Board and Chief Executive Officer of R.L. Polk & Co., and may by virtue of these positions be deemed to share voting and investment power over 100,000 shares owned by R.L. Polk & Co. Mr. Polk disclaims beneficial ownership and any such shared control of shares owned by R.L. Polk & Co.

       /(4)/ Includes 1,352,200 shares owned in joint tenancy by Mr. Wiland and his wife, who share voting and investment power as to the shares, and 13,900 shares held by Mr. Wiland as custodian for his minor children under the Uniform Gifts to Minors Act and for which Mr. Wiland has sole voting and investment power.

       /(5)/ Includes 85,668 shares of Common Stock which could be acquired through exercise of stock options within 60 days. Beneficial ownership of 100,000 shares is disclaimed.

       /(6)/ Ownership information is based on the Schedule 13D filed on March 16, 2001. According to this Schedule 13D, Laifer Capital Management, Inc. holds 514,937 shares with sole voting and dispositive power (469,437 of these shares are beneficially owned by Laifer Capital Management ("Laifer Capital") in its capacity as General Partner of and Investment Adviser to Hilltop Partners, L.P. ("Hilltop")) and 705,100 shares with shared dispositive power, Hilltop holds 469,437 shares with sole voting and dispositive power (as stated, Hilltop's power to vote and dispose of its shares rests with Laifer Capital in its capacity as Hilltop's General Partner) and Lance Laifer holds 514,937 shares with sole voting and dispositive power and 705,100 shares with shared dispositive power as President, sole director and principal stockholder of Laifer Capital.

       /(7)/ Ownership information is based on the Schedule 13G filed on January 24, 2001. According to the Schedule 13G, Safeco Asset Management Company is an investment advisor and the reported shares are owned beneficially by registered investment companies for which Safeco Asset Management serves as investment advisor, as follows: Safeco Common Stock Trust, 479,500 shares and Safeco Resources Series Trust, 495,200 shares. Safeco Asset Management Company shares voting and dispositive power on 974,000 shares.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

       Action will be taken at the Annual Meeting to elect a Board of Directors of seven members. Unless otherwise instructed on the proxy, the shares represented by proxies will be voted for the election as directors of all of the nominees named below. Each of the nominees has consented to being named as a nominee and has agreed that, if elected, he or she will serve on the Board of Directors for a term which will run until the next annual meeting of stockholders and until his or her successor has been elected. If any nominee becomes unavailable for any reason, the shares represented by proxies may be voted for a substitute nominee designated by the Board of Directors.

       The following table sets forth certain information as to the nominees.

Name, Age, Principal Occupation                                        Director
     and other information                                                Since
-------------------------------                                        --------

J. MICHAEL WOLFE (42)                                                  1998
  Chief Executive Officer beginning in 2000 and President and Chief Operating Officer of the Company since 1992. Vice President of Wiland Services from 1987 to 1992.

VIRGINIA B. BAYLESS (45)                                               1998
  President of Bayless & Associates, Inc., a strategic financial planning services company, since 1993.
  Vice President and stockholder, The Wallach Company, an investment banking company specializing in mergers and acquisitions, from 1986 to 1992.

ROBERT L. BURRUS, JR. (66)                                             1992
  Chairman, Law Firm of McGuireWoods LLP,
  Richmond, Virginia, since 1990.
  Director, CSX Corporation, S&K Famous
  Brands, Inc. and Smithfield Foods, Inc.

KENNETH M. GASSMAN, JR. (55)                                           2001
  Retailing Securities Analyst,
  Davenport & Co. LLC since 1991.
  Retailing Securities Analyst, Wheat First
  Securities (now First Union Securities)
  from 1981 to 1991.

Name, Age, Principal Occupation                                    Director
     and other information                                            Since
-------------------------------                                    --------

MARSHALL S. GELLER (62)                                                2001
  Chairman, Chief Executive Officer, and
  Founding Partner of Geller & Friend
  Capital Partners, Inc., a merchant banking firm, since 1995. Senior Managing
  Partner and Founder of Golenberg & Geller,
  Inc., a merchant banking firm,
  from 1991 to 1995. Director, Ballantyne of
  Omaha, Inc., dr.koop.com, Inc., FutureLink
  Corp., Hexcel Corporation and Value Vision
  International, Inc.

STEPHEN R. POLK (45)                                                   1992
  Chairman of the Board and Chief Executive Officer, R.L.
  Polk & Co., a direct marketing company, since 1994.
  Previous employment with R.L. Polk & Co. includes position as President, 1990 to 1994.

PHILLIP A. WILAND (54)                                                 1992
  Chairman of the Company since 1992.
  Chief Executive Officer of the Company
  from 1992 until 2000. President and Chief Executive Officer of Wiland Services, Inc. from 1971 to 1992.

                      MEETINGS AND COMMITTEES OF THE BOARD

       The Board of Directors held eight meetings during 2000. Each incumbent director attended 75% or more of the aggregate of (1) such meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he or she served.

Committees of the Board

       The standing committees of the Board of Directors include an Audit Committee and a Compensation and Nominations Committee.

       Ms. Bayless and Messrs. Gassman, Geller and Polk are the present members of the Audit Committee. In 2000, the Audit Committee met five times and was composed of Mr. Polk, Phillip D. White and Michael T. Buoncristiano and Ms. Bayless. The Audit Committee's primary functions are to monitor and to review on behalf of the Board of Directors the Company's financial reports and financial reporting structure; internal control structure regarding finance, accounting and financial reporting; and compliance with law. In carrying out its responsibilities, the Audit Committee annually reviews the independence and performance of the Company's outside auditors and recommends to the Board of Directors the firm to be employed to conduct the annual financial audit. The Audit Committee reports to the full Board of Directors on all matters within the Audit Committee's responsibilities.

       Messrs. Burrus, Polk, Gassman and Geller and Ms. Bayless are the present members of the Compensation and Nominations Committee. In 2000, the Compensation and Nominations Committee met three times and was composed of Messrs. Polk, Burrus, White and Buoncristiano. The principal functions of the Compensation and Nominations Committee are to review and set the direct and indirect compensation of the directors and officers of the Company, to administer the Company's incentive compensation and stock option plans and to nominate candidates to the Board of Directors. The Committee also considers nominations for director made by stockholders of the Company. The Committee reviews the salaries and bonuses for all officers and certain other executives, recommends special benefits and perquisites for management, consults with management regarding employee benefits and general personnel policies, and recommends persons to be considered for election to the Board of Directors, membership on committees of the Board of Directors, and positions as executive officers of the Company. Recommendations by stockholders of persons to serve on the Board of Directors should be submitted to the Compensation and Nominations Committee in care of the Secretary of the Company. The stockholder recommending a person to serve on the Board of Directors should submit the following information by February 5, 2002, or as such earlier date as specified in the Company's Bylaws, in writing to the Office of Secretary, Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504: (i) the name and address of the stockholder who is recommending the proposed nominee; (ii) the name, address, and principal occupation of each proposed nominee; (iii) a representation that the stockholder is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; and (iv) the written consent of each proposed nominee to serve as a director of the Company if so elected.

Audit Committee Report

       The Audit Committee of the Board of Directors (the "Audit Committee") is composed of four directors and operates under a written charter (Exhibit A), adopted by the Board of Directors, in accordance with applicable rules of the Securities and Exchange Commission and Nasdaq. Each of the members of the Audit Committee is independent, as defined by Nasdaq.

       Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee's primary responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors.

       In this context, the Audit Committee has reviewed and discussed the Company's financial statements with both management and the independent auditors. The Audit Committee also discussed with the independent auditors matters required of auditors to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Company's independent auditors also provided to the Audit Committee the written disclosures required by Independence Standards Board

Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors their independence.

       Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 for filing with the Securities and Exchange Commission. The Audit Committee also recommended that Ernst & Young LLP be retained as the Company's independent auditors for the fiscal year ending December 31, 2001.

       Audit Committee/(1)/

                  Virginia B. Bayless
                  Stephen R. Polk

Compensation of Directors

       The Company pays to each director who is not a Company employee an annual retainer of $4,000 and $500 for each meeting of the Board of Directors or any committee meeting of the Board of Directors attended. All directors are reimbursed for travel expenses incurred as a result of service on the Board of Directors.

       Directors who are not employees of the Company also receive awards under the 1998 Non-Employee Directors Stock Option Plan (the "1998 Plan") which was approved at the April 24, 1998 Annual Stockholders Meeting. They previously received awards under the 1992 Non-Employee Directors Stock Option Plan (the "1992 Plan") which expired on May 1, 1998. Stock option grants under the 1992 Plan were automatic. Each eligible director of the Company on the effective date of the 1992 Plan, December 18, 1992, automatically received an option to purchase 6,000 shares of Common Stock. Each eligible director newly elected by the Company's stockholders on and after the effective date of the 1992 Plan automatically received options for 6,000 shares on the date the director was elected by the stockholders. In addition, on the second anniversary of the date on which an eligible director received his or her initial grant of an option, and biannually thereafter, each then eligible director automatically received an option to acquire an additional 4,000 shares of Common Stock. Option grants under the 1992 Plan are exercisable in annual increments of 33.3% commencing one year following the date of grant. Under the 1998 Plan, the Board may make grants of options to directors at the times and in the amounts that it deems appropriate. On March 6, 2001, Messrs. Gassman and Geller were granted options for 6,000 shares and Ms. Bayless and Messrs. Burrus and Polk were granted 4,000 shares under the 1998 Plan. The maximum number of shares of Common Stock reserved for the 1998 Plan and the 1992 Plan are 52,000 and 80,000 respectively. The exercise price of the options granted under the 1992 Plan and the 1998 Plan is the fair market value of the Common Stock on the date of the option grant.

______________

/(1)/ Phillip D. White and Michael T. Buoncristiano, former Board members, served on the Audit Committee throughout 2000. During 2000, Stephen R. Polk served as Chairman of the Audit Committee.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

       The following table sets forth, for the years ended December 31, 1998, December 31, 1999, and December 31, 2000, certain compensation awarded to, earned by, or paid to the Company's Chief Executive Officer and to the Company's other executive officers whose annual compensation exceeded $100,000 for the year ended December 31, 2000.


                                                                                        Long Term
                                                                                         Compen-
                  Annual Compensation                                                    sation
                                                                                         Awards
----------------------------------------------------------------------------------------------------
                                                                                       Securities
                                                                          Other        Underlying         All Other
                                                                          Annual         Options           Compen-
      Name and Principal                       Salary        Bonus       Compen-          /SARs            sation
           Position                 Year        ($)           ($)         sation           (#)             ($)/(1)/
-------------------------------------------------------------------------------------------------------------------------
J. Michael Wolfe,                   2000       224,806      10,177         (2)           10,000             4,137
Chief Executive Officer,            1999       212,113        -0-                           0               4,795
President and Chief Operating       1998       209,809        -0-                        22,000             4,494
Officer

Phillip A. Wiland,                  2000       231,081        -0-          (2)              0               2,279
Chairman and formerly Chief         1999       259,161        -0-                           0               4,004
Executive Officer                   1998       248,603        -0-                        22,000             4,130

David H. Haddon,                    2000       110,840       5,048         (2)           10,000             3,346
Chief Financial Officer,            1999       85,271         -0-                           0               1,835
Secretary and Treasurer             1998       78,851         -0-                         2,000             1,862

=========================================================================================================================

       /(1)/ These amounts were paid by the Company as matching contributions under the Company's Retirement Savings Plan.

       /(2)/ None of the named executive officers received perquisites in excess of the lesser of $50,000 or 10% of combined salary and bonus for fiscal 1998, 1999 or 2000.

Options/SAR Grants Table

     The following table sets forth information with respect to options granted during the fiscal year ended December 31, 2000 for each of the executive officers for whom information is given in the Summary Compensation Table.

                    Options/SAR Grants in Last Fiscal Year/(1)/


                                                                                                     Potential Realizable
                                                                                                        Value at Assumed
                                                                                                     Annual Rates of Stock
                                                                                                     Price Appreciation for
                                       Individual Grants                                                 Option Term/(5)/
------------------------------------------------------------------------------------------------   --------------------------
                              Number of
                             Securities        % of Total Options/    Exercise
                             Underlying         SARs Granted to        or Base
                            Options/SARs      Employees in Fiscal      Price         Expiration
          Name               Granted (#)             Year            ($/Sh)/(4)/       Date            5% ($)       10% ($)
-----------------------------------------------------------------------------------------------------------------------------
J. Michael Wolfe             10,000/(2)/             20%               $2.375          12/19/10       14,937       37,852

Phillip A. Wiland                    0               NA                  NA               NA            NA           NA

David H. Haddon               5,000/(3)/             10%              $11.375           3/10/10       35,769       90,645
                              5,000/(2)/             10%               $2.375          12/19/10        7,468       18,926

-----------------------------------------------------------------------------------------------------------------------------

  /(1)/ No stock appreciation rights ("SARs") were granted to any employee in 2000.

  /(2)/ These options become exercisable in one-fourth increments on June 19, 2001, December 19, 2001, December 19, 2002 and December 19, 2003. The exercisability of the options will be accelerated if the Company reaches certain profitability goals in 2001.

  /(3)/ These options become exercisable in one-fourth increments over a four-year period beginning four years from the date of grant.

  /(4)/ The exercise price of each option is equal to the fair market value per share of the Company's Common Stock on the date of grant.

  /(5)/ The potential realizable values in the table assume that the market price of the Company's Common Stock appreciates in value from the date of grant to the end of the option term at the annualized rates prescribed by the Securities and Exchange Commission. The actual value, if any, that an executive officer may realize will depend on the excess, if any, of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value actually realized by an executive officer will be at or near the values indicated in the table.

Options/SAR Exercises and Year-End Value Table

       The following table sets forth information concerning each exercise of stock options and SARs during the fiscal year ended December 31, 2000 for each of the executive officers named in the Summary Compensation Table and the fiscal year-end value of unexercised options and SARs.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values
---------------------------------------------------------------------------------------------------------------------------
                                                            Number of Securities                Value of
                                                            Underlying Unexercised           Unexercised In-the-Money
                                                            Options/SARs at                  Options/SARs at
                                                              12/31/00(#)                    12/31/00/(2)/ ($)
                                                         ------------------------------------------------------------------
                              Shares         Value
                            Acquired on   Realized/(1)/
          Name              Exercise(#)       ($)           Exercisable     Unexercisable    Exercisable    Unexercisable
--------------------------------------------------------------------------------------------------------------------------
J. Michael Wolfe                 0             0              44,000           36,000          86,760           9,000

Phillip A. Wiland                0             0              24,000           26,000          40,035           4,000

David H. Haddon               11,000        94,815             3,000           16,000           4,750           4,500
==========================================================================================================================

       /(1)/ The value realized calculation is based on the fair market value of the underlying stock on the date of exercise, minus the exercise price.

       /(2)/ The value calculation is based on the fair market value of the underlying stock at year end, minus the exercise price.

                           SECTION 16(a) COMPLIANCE

       Section 16(a) of the Securities Exchange Act requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10 percent stockholders are required by regulation to furnish the Company with copies of all Forms 3, 4 and 5 which they file.

       Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file a Form 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them with respect to transactions during fiscal 2000, except that both Mr. Wolfe and Mr. Haddon filed a late report with respect to stock options granted during such fiscal year.

             REPORT OF THE COMPENSATION AND NOMINATIONS COMMITTEE

       General. During the calendar year ended December 31, 2000 ("FY 2000"),
       -------
the Compensation and Nominations Committee of the Board of Directors (the "Committee") was comprised of four non-employee directors, Messrs. Michael T. Buoncristiano, Robert L. Burrus, Jr., Stephen R. Polk, and Phillip D. White. The Committee is responsible for setting compensation levels for the Company's executive officers and for overseeing the administration of the Concepts Direct, Inc. 2000 Incentive Compensation Plan (the "Incentive Compensation Plan") and the Concepts Direct, Inc. 1992 Employee Stock Option Plan (the "Stock Option Plan").

       The Committee reports its decisions to the Board of Directors. It has been the practice of the Committee to meet with the Company's Chief Executive Officer ("CEO") in reviewing the compensation of senior officers.

       The compensation of the Company's senior executives is generally made up of three components. These components are base salary, performance bonuses under the Incentive Compensation Plan, and stock options granted under the Stock Option Plan. The Stock Option Plan is administered by the Stock Option Subcommittee of the Committee (the "Subcommitee"). At the Subcommittee's discretion, an executive's compensation may also include an award of stock appreciation rights under the Stock Option Plan. No stock appreciation rights were awarded by the Subcommittee during 2000.

       An executive officer's base salary is a function of the executive officer's responsibilities. The Committee believes that the compensation of executive officers should be closely aligned with the performance of the Company on both a short-term and long-term basis.

       Prior to the beginning of 2000, the Committee established the formula to be used to determine performance bonuses for FY 2000. The Committee set the amount of the potential performance bonus for each executive officer who is eligible for a bonus as a percentage of such executive officer's base salary. Quarterly and annual bonuses are paid under the Incentive Compensation Plan based on the performance using a variety of measures including return on average equity and earnings per share. Performance may be measured for the entire Company or on a business segment. The Committee's decisions were incorporated into the Incentive Compensation Plan which was ratified by the Board after approval by the Committee. Each calendar quarter, executive officers are eligible to receive performance bonuses under the Incentive Compensation Plan. The Committee believes that an executive officer should have an opportunity to receive a performance bonus based on his or her performance during the applicable quarter. Under the Incentive Compensation Plan, bonuses were paid to Mr. Haddon based on performance in the first and fourth quarters and total annual performance.

       The long-term performance based compensation of executive officers takes the form of stock option awards under the Stock Option Plan. The Subcommittee believes that compensation in the form of equity in the Company ensures that the executive officers will have a continuing stake in the long-term success of the Company and helps further the alignment of their interests with those of the stockholders. All options granted under the Stock Option Plan have an exercise price equal to the market price of the

Company's Common Stock on the date of the grant. Thus, the stock options granted to an executive officer will have value only if the Company's stock price increases.

       In granting options under the Stock Option Plan, the Subcommittee takes into account each executive officer's responsibilities, relative position in the Company and past grants. The Subcommittee does not follow an established formula in awarding stock options. Factors considered in making option awards to the Company's officers include past grants, the importance of retaining the officer, and the potential of the officer to contribute to the future success of the Company. During FY 2000, options were granted for 10,000 shares of Common Stock for Mr. Haddon.

       The compensation currently paid by the Company is not subject to Internal Revenue Code Section 162(m) which limits the income tax deductibility of certain forms of compensation paid to its named executive officers in excess of $1 million per year. Section 162(m) allows full deductibility of certain types of performance-based compensation. If these limitations should become applicable to the Company in the future, the Committee will consider modifications to the Company's compensation practices, to the extent practicable, to provide the maximum deductibility for compensation payments.

       Chief Executive Officer's 2000 Compensation. Effective February 24, 2000,
       -------------------------------------------
J. Michael Wolfe, President of the Company, assumed the additional responsibilities of Chief Executive Officer from Phillip A. Wiland, who continues to serve as Chairman of the Company and also served as Chief Executive Officer of the Company's two subsidiaries, iConcepts, Inc. and BOTWEB, Inc. The base salary component of Mr. Wiland's compensation for FY 2000 was $231,081 compared to $259,161 in fiscal year 1999, which reflects the reduction in Mr. Wiland's responsibilities for the Company after February 24, 2000. The base salary component of Mr. Wolfe's compensation for FY 2000 was $224,806 compared to $212,113 in fiscal year 1999, which reflects the corresponding increase in Mr. Wolfe's responsibilities after February 24, 2000. Mr. Wiland's and Mr. Wolfe's salaries were recommended to the Board of Directors by the Committee. The Committee reviewed CEO performance in relation to the Company's goals in formulating its salary recommendation for Mr. Wiland and Mr. Wolfe. In setting Mr. Wiland's compensation for FY 2000, the Committee considered that Mr. Wiland would be devoting significant efforts to the Company's e-commerce ventures and felt that additional compensation for those efforts should be addressed through other compensation arrangements related to those ventures. In setting Mr. Wolfe's compensation for FY 2000, the Committee considered his additional responsibilities as Chief Executive Officer and his performance as President and Chief Operating Officer in relation to the Company's goals. Mr. Wiland's and Mr. Wolfe's salaries for FY 2000 were approved by the Committee and ratified by the Board of Directors without Mr. Wiland's or Mr. Wolfe's participation. Mr. Wiland and Mr. Wolfe do not have employment agreements with the Company.

       It is the Committee's view that Mr. Wiland's and Mr. Wolfe's base salary and bonus opportunity are reasonable based on the Company's performance. Mr. Wiland's 2000 bonus opportunities were based on the performance of the Company using a variety of measures including return on average equity, earnings per share and performance of the Company's two subsidiaries. Under the Incentive Compensation Plan, no bonuses were paid to Mr. Wiland in 2000. Mr. Wolfe's 2000 bonus opportunities were based on the performance of the Company using a variety of measures including return on average equity and earnings per share. Under the Incentive Compensation Plan, bonuses were paid to Mr. Wolfe based on first and fourth quarter performance and on annual performance. During 2000, no options on Company Common Stock were granted to Mr. Wiland and options were granted for 10,000 shares of Common Stock for Mr. Wolfe.

                                    Compensation and Nominations Committee/(1)/

                                    Stephen R. Polk, Chairman
                                    Robert L. Burrus, Jr.

                                    Stock Option Subcommittee/(2)/

                                    Stephen R. Polk, Chairman

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Mr. Burrus, a member of the Compensation and Nominations Committee, is Chairman and partner of the law firm of McGuireWoods LLP, which was retained as general counsel by the Company during the fiscal year ended December 31, 2000, and has been so retained during the current fiscal year.








______________________

/(1)/   Phillip D. White and Michael T. Buoncristiano, former Board members, served on the Compensation and Nominations Committee throughout FY 2000. Dr. White was the Chairman of the Committee in FY 2000.
/(2)/   Dr. White and Mr. Buoncristiano also served on the Stock Option
Subcommittee throughout FY 2000. Dr. White was the Chairman of the Subcommittee in FY 2000.

                                PERFORMANCE GRAPH

       The following graph represents the cumulative total return on the Company's Common Stock, with the cumulative total return of the companies included in the Standard & Poor's Specialty Retail Index, the Standard & Poor's SmallCap 600 Index and the Standard & Poor's 500 Index for the last five fiscal years.(1) Cumulative total stockholder return is defined as share price appreciation assuming reinvestment of dividends. The dollar amounts shown on the following graph assume that $100 was invested on December 31, 1995 in Company Common Stock, stocks constituting the Standard & Poor's Specialty Retail Index, stocks constituting the Standard & Poor's SmallCap 600 Index and stocks constituting the Standard and Poor's 500 Index with all dividends being reinvested.

                      Comparison of Five-Year Total Return
            Among Concepts Direct, Inc., S&P Specialty Retail Index,
                    S&P SmallCap 600 Index and S&P 500 Index


                             [GRAPH APPEARS HERE]

                  Value of $100 invested on December 31, 1995
                  -------------------------------------------

Fiscal Year                       12/31/95       12/31/96       12/31/97      12/31/98      12/31/99     12/31/00
-----------                       --------       --------       --------      --------      --------     --------
Concepts Direct, Inc.                $100           $155         $317          $126           $164          $43

S&P Specialty Retail-                 100            141          141           110             78           65
500

S&P SmallCap 600                      100            121          152           150            169          189
Index

S&P 500 Index                         100            123          164           211            255          232

_________________

/(1)/ In February 2001, the listing of the Company's common stock moved from the Nasdaq National Market to the Nasdaq SmallCap Market. Because of this move, the Company has selected the Standard & Poor's SmallCap 600 Index to replace the Standard & Poor's 500 Index in its Performance Graph.

                              OTHER TRANSACTIONS

         During March 2001, the Company began testing a marketing program with Bay9, Inc. Lance Laifer is a greater than 5% stockholder of the Company and is also a majority stockholder and officer of Bay9, Inc. The marketing program is structured in such a way that if the Company's sales are generated through the advertising efforts of Bay9, Inc., the Company will pay a percentage of such sales to Bay9, Inc. The percentage of sales arrangement falls within the range of compensation arrangements used by the Company for other advertising programs, and management believes that the terms of the arrangement are similar to terms that would be negotiated with other third parties. If the initial testing of the program is successful, the program may be expanded, using similar compensation terms. At the present time, it is unclear how significant this program will become but the Company believes it is possible that the amount involved could exceed $60,000.

                                PROPOSAL NO. 2

                          APPROVAL OF 2001 INCENTIVE
                               COMPENSATION PLAN

Introduction
------------

         The Board of Directors of the Company has approved, subject to shareholder approval, the Concepts Direct, Inc. 2001 Incentive Compensation Plan (the "2001 Plan"). The reason for establishing the Plan and its principal features are summarized below. This summary is qualified by reference to the actual provisions of the Plan, a copy of which is attached as Exhibit B. Exhibit B contains definitions for many terms used in this summary.

Reason for New Plan
-------------------

         In recent years the Company has maintained separate stock incentive programs for its key employees and Directors who are not employees of the Company ("Outside Directors"). The Company's 1992 Stock Option Plan reserved 380,000 shares (increased in 1998 by amendment from 280,000 shares) for issuance to key employees and the 1998 Non-Employee Directors Stock Option Plan reserved 52,000 shares of Company stock for issuance to Outside Directors. Only 5,000 shares remain for issuance under the 1992 Plan and 12,000 under the 1998 Plan, and it is expected that the stock available under these Plans will be fully exhausted in the near future.

         The Board believes that it is important to continue the Company's policy of offering incentive awards, including options, to key employees and Outside Directors, thereby stimulating the efforts of these employees and Directors, and strengthening their desire to remain with the Company. Further, the Board believes that it is in the best interest of the Company to consolidate the programs for Outside Directors and key employees under one plan so that Directors and key employees are entitled to the same categories of benefits to the extent permitted by law, and to update the program to take into account regulatory developments under Section 162(m) of the Code and Rule 16b-3. If the 2001 Plan is approved by the shareholders, no further options or other incentive awards will be issued under the 1992 or 1998 Plan.

Benefit Limits Under Plan
-------------------------

         The Plan reserves an aggregate of 150,000 shares for issuance under the terms of the Plan. No more than 37,500 shares may be allocated to Incentive Awards granted to any individual Participant during any single year. The number of shares of Restricted Stock subject to outstanding awards at any time may not exceed 50,000, less the number of shares of Restricted Stock with respect to which restrictions have previously lapsed (other than through forfeiture) or shares of Company Stock issued under Restricted Stock Units. The aggregate maximum cash amount payable under the Plan to any Participant in any one year cannot exceed $1,000,000.

         The annual per Participant limit is recommended to retain full tax deductibility for the Company with respect to any grants. Under Section 162(m) of the Internal Revenue Code, the Company is limited in the deductibility of compensation over $1,000,000 for certain officers. If a plan provides a maximum annual limit on option grants, the income from exercise of the options is exempt from this limit. While the Company has never been, and does not expect to be, subject to the limit in the near future, this restriction on allocation in any year will ensure deductibility if income is created from exercise of Option Grants in the future.

         The limit on the number of shares of Restricted Stock which can be issued under the Plan reflects the greater dilution which results from issuance of Restricted Stock, and the limit on the cash amount which can be paid to any individual in any year conforms with the requirement of Section 162(m) that there be a stated ceiling on the amount payable under a Performance Grant.

Administration of the Plan; Eligibility
---------------------------------------

         Incentive Awards for employees are administered by the Compensation Committee of the Board, while Awards for Outside Directors are administered by the entire Board.

         All present and future employees of the Company whom the Compensation Committee determines to be key employees are eligible to receive Incentive Awards under the Plan. Presently, the Company has 539 employees. All Directors who are not employees of the Company are eligible to receive Incentive Awards. Presently, there are five Directors who are not employees of the Company.

Types of Incentive Awards That May be Granted Under the Plan
------------------------------------------------------------

         The types of Award available under the 2001 Incentive Plan are Stock Options, Restricted Stock Awards, Performance Grants, Restricted Stock Units, and Stock Appreciation Rights, and, for Outside Directors, Stock Compensation.

         Options. Options to purchase shares of Company Stock issued key
         -------
employees may be either Incentive Stock Options or Nonstatutory Stock Options. Outside Directors can receive only Nonstatutory

Stock Options. The exercise price of Company Stock covered by each type of Option may not be less than 100% (or, in the case of an Incentive Stock Option granted to a 10% shareholder, 110%) of the Fair Market Value of the Company Stock on the date of the Option grant.

         Options may be exercised only at such times as specified by the Committee, provided, however, that Incentive Stock Options may be exercised only within the periods permitted by the Internal Revenue Code.

         The Plan prohibits the reduction of the exercise price of an Option after the date of grant and also the issuance of new Incentive Awards in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under an existing Incentive Award surrendered for cancellation.

         Stock In Lieu of Director Fees. Members of the Board of Directors are
         ------------------------------
paid an annual retainer of $4,000 and $500 for each meeting. At the discretion of the Committee, Board members may elect to receive Company Stock in lieu of the fees to which they would otherwise be entitled. For this purpose, the number of shares of Company Stock to be paid in lieu of fees will be determined on the basis of the Fair Market Value of the Company Stock on the date on which the cash fee would otherwise be payable.

         Election to Defer Receipt Of Stock. Participants may elect to defer
         ----------------------------------
receipt of Stock that the Participant would otherwise receive upon exercise of a Nonstatutory Option. Outside Directors may elect to defer receipt of Stock Compensation. In each case, the deferral is made by delivering a Deferral Election to the Company at least six months before the Option will be exercised or date on which the Stock Compensation would otherwise be payable.

         If a Deferral Election is made in connection with an Option, for tax reasons the exercise price must be paid by delivery of Company Stock in the amount of the full Option exercise price for the shares being acquired. The Company will contribute shares to the Deferred Shares Trust as security for its obligation to the Participant. Shares subject to a Deferral Election in respect of Stock Compensation will similarly be credited by Concepts Direct to the Director's Deferred Shares Account under the Deferred Shares Trust.

         The Deferred Shares Trust and its assets shall remain subject to the claim of Concepts Direct's creditors and no interest the Participant may have in the Trust may be sold or transferred other than by the laws of descent and distribution.

         All dividends and other distributions with respect to the Company Stock in Deferred Shares Accounts will be held in the accounts and invested in additional shares of Company Stock. The Participants will have the right to direct the Trustee as to the voting of shares of Company Stock in the Deferred Shares Accounts.

         A Deferral Election shall provide for payment of shares at a future date or dates elected by the Participant. In addition, the Participant may elect to receive the Deferred Shares Account in a single lump sum upon the occurrence of a Change In Control.

         Restricted Stock Awards. The Committee may make grants of Restricted
         -----------------------
Stock to Participants under the Plan, subject to such terms and conditions as the Committee determines, and with or without cash consideration. Upon acceptance of an award of Restricted Stock, the Participant will generally have all the rights of a shareholder with respect to such shares, including the right to vote the shares and the right to receive dividends. It is anticipated that one of the restrictions on any Restricted Stock awarded under the Plan will be the forfeiture of the Stock in the event of termination of service prior to the lapse of the restriction.

         Performance Grants. The provision for Performance Grants is intended to
         ------------------
make it possible for the Company to comply with the requirements of Section 162(m) of the Code with respect to cash or stock incentives, as noted above. The Committee may establish performance programs with fixed goals and designate Participants as eligible to receive stock or cash if the goals are achieved. Performance Grants will be evidenced by an agreement setting forth the Performance Goals for the Award, the target and maximum amount payable as well as other terms and conditions, in the discretion of the Committee.

         Restricted Stock Units. The Committee may make grants of Restricted
         ----------------------
Stock Units to Participants subject to such terms and conditions as the Committee deems appropriate. Upon lapse of the restrictions, a Restricted Stock Unit shall entitle the Participant to receive from the Company a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date that the restrictions lapse.

         Stock Appreciation Rights. The Committee may award Stock Appreciation
         -------------------------
Rights. Upon exercise of the Stock Appreciation Right, the Participant will be paid the difference between the Fair Market Value on the date of exercise of the common stock covered by the surrendered Stock Appreciation Right reduced by the price of the Company Stock on the date of grant of the Right. The Incentive Award may provide for payment in Company Stock or cash, and shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at Fair Market Value on the date of exercise.

         Transferability of Incentive Awards. Incentive Stock Options may not be
         -----------------------------------
transferred except by will, or by the laws of descent and distribution, and may be exercised during the lifetime of the Participant only by the Participant or the Participant's guardian or legal representative. Nonstatutory Options may be transferred to Immediate Family Members and entities such as trusts exclusively benefiting such Immediate Family Members, subject to certain restrictions. Other Incentive Awards are not subject to transfer except to the extent specifically provided in the Incentive Award.

Amendment and Termination
-------------------------

         The Board may amend or terminate the Plan as it deems advisable, provided that the shareholders of the Company must approve any amendment that would (i) materially increase the benefits accruing to Participants under the Plan, (ii) materially increase the number of shares of Company Stock that may be issued under the Plan, or (iii) materially modify the requirements of eligibility for participation in the Plan. Except in the case of amendments required to comply with the Code or Rule 16b-3, a termination or amendment of the Plan will not, without the consent of the Participant, adversely affect the Participant's rights under an Incentive Award previously granted.

Federal Income Tax Consequences
-------------------------------

         Consequences for Participants. Generally, Federal taxable income is not
         -----------------------------
recognized when a Participant is granted an Incentive Award. The Fair Market Value of Company Stock paid to Directors in lieu of fees is includable in Federal taxable income at the time of payment.

         Upon exercise of a Nonstatutory Stock Option or a Stock Appreciation Right, a Participant generally will recognize compensation income equal to the difference between the Fair Market Value of the Company Stock on the date of the exercise and the exercise price. Generally, such amounts will be included in the Participant's gross income in the taxable year in which exercise occurs. The compensation income recognized by an employee, but not a Director, is subject to income tax withholding by the Company.

         Upon exercise of an Incentive Stock Option, a Participant generally will not recognize income subject to tax, unless the Participant is subject to the alternative minimum tax. The difference between the Fair Market Value of the Company Stock on the date of the exercise and the Option price is included in the Participant's alternative minimum taxable income.

         If the Participant holds the Company Stock acquired upon the exercise of an Incentive Stock Option until the later of two years after the Option was awarded to the Participant or one year after the Company Stock was issued to the Participant, then any profit or loss realized on the later sale or exchange of the Company Stock will be long-term capital gain or loss in an amount equal to the difference between the Option price and the amount received in the sale or exchange.

         Certain tax consequences will follow if the Participant makes a "Disqualifying Disposition" of the Company Stock received upon exercise of an Incentive Stock Option within the later of two years of the date of grant of the Incentive Stock Option or within one year after the date such Company Stock is acquired. A Participant will be considered to have made a Disqualifying Disposition of the Company Stock if the Participant sells, exchanges, makes a gift or transfers legal title thereto except by pledge, as a result of death, as a result of an exchange pursuant to a corporate reorganization, or by transfer to another person jointly with the right of survivorship (which step should only be taken upon the advice of tax counsel). A Participant must treat gain on the Disqualifying Disposition as compensation income to the extent of the lesser of the fair market value of the Company Stock on the date of exercise minus the Option price, or the amount realized on disposition of the Company Stock minus the Option price.

         If the Option agreement so provides, a Participant may pay the purchase price on the exercise of a Nonstatutory Stock Option or an Incentive Stock Option by delivery of cash or shares of Company Stock, or a combination of cash and Company Stock. Usually when a Participant delivers share of Company Stock in satisfaction of all, or any part, of the purchase price, no taxable gain is recognized on any appreciation in the value of the previously held Company Stock. In other words, even though the delivered shares are valued at their Fair Market Value for purposes of paying all or a part of the exercise price, the Participant is not taxed on the difference between the Fair Market Value and the tax basis of the shares.

         A different rule applies when a Participant delivers shares of Company Stock previously acquired upon the exercise of an Incentive Stock Option depending on whether or not the applicable holding period has been met. If the applicable holding period has been met, no taxable gain is recognized on any appreciation in the value of the previously held Company Stock, as described above; however, if the applicable holding period has not been met, the delivery of the shares of Company Stock is treated as a Disqualifying Disposition and the Participant must recognize gain (as described above).

         In general, an employee who has received shares of Restricted Stock, will include in gross income as compensation income an amount equal to the Fair Market Value of the shares of Restricted Stock at the time the restrictions lapse or are removed. Such amount will be included in income in the tax year in which the event occurs. The compensation income recognized by an employee, but not a Director, is subject to income tax withholding by the Company.

         A Participant who receives Performance Grants or Restricted Stock Units will include in income an amount equal to the cash and/or the Fair Market Value of the Company Stock that is paid to the Participant under the award. The amounts described above will be included in income in the tax year of the Participant in which payment occurs.

         It is intended that Participants who elect to defer receipt of Company Stock upon exercise of a Nonstatutory Stock Option or who elect to defer Stock Compensation will, in either case, not incur taxable income until delivery of the stock to the Participant. At that time, the Participant will incur ordinary income equal to the Fair Market Value of the stock delivered. The compensation income recognized by an employee, but not a Director, is subject to income tax withholding by the Company.

         Ordinary income attributable to the receipt of Company Stock under the Plan will increase the Participant's tax basis for purposes of determining gain or loss on the subsequent sale or exchange of the Company Stock. Special rules apply to determine the basis of shares of Company Stock received upon the exercise of an Incentive Stock Option or a Nonstatutory Stock Option by the delivery of previously owned Company Stock.

         Consequences for the Company. Assuming that a Participant's
         ----------------------------
compensation is otherwise reasonable and that the statutory limitations on compensation deductions by publicly-held companies imposed under Section 162(m) of the Code (discussed below) do not apply, the Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an Incentive Award recognizes ordinary compensation income in connection therewith, as described above.

         However, Section 162(m) of the Code imposes a $1,000,000 limitation on the amount of the annual compensation deduction allowable to a publicly-held company with respect to each of its chief executive officer and its other four most highly paid executive officers. An exception from this limitation is provided for certain performance-based compensation if certain requirements pertaining to shareholder approval (and related disclosure) and Outside Director conditions are satisfied.

         The Plan is intended to comply with the provisions of Section 162(m) of the Code so that compensation income recognized upon the exercise of a Nonstatutory Stock and amounts payable under Performance Grants will be performance-based and excepted from the 162(m) limitation.

         No deduction generally is allowed in connection with the exercise of an Incentive Stock Option, unless the Participant disposes of Company Stock received upon exercise of such Option in violation of the holding period requirements referenced above.

Effective Date and Termination
------------------------------

         The 2001 Plan becomes effective as of May 10, 2001. Unless sooner terminated by the Board of Directors, the Plan will terminate on May 9, 2011. No awards may be made under the 2001 Plan after its termination.

Vote Required
-------------

         Approval of the Concepts Direct, Inc. 2001 Incentive Compensation Plan requires the affirmative vote of the holders of the majority of the shares of Company Stock voting at the special meeting of shareholders.

         The Board of Directors believes that approval of the Concepts Direct, Inc. 2001 Incentive Compensation Plan is in the best interest of all shareholders and, accordingly, recommends a vote "FOR" approval of the proposed Concepts Direct, Inc. 2001 Incentive Compensation Plan.

                                PROPOSAL NO. 3

                       SELECTION OF PRINCIPAL ACCOUNTANT

       Ernst & Young LLP served during the Company's year ended December 31, 2000, as its independent certified public accountants and has been selected by the Board of Directors with the recommendation of the Audit Committee to serve as the Company's independent certified public accountants for the current fiscal year, subject to ratification by the stockholders of the Company. The Board of Directors expects that representatives of Ernst & Young LLP will be present at the Annual Meeting of Stockholders, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

       Audit Fees. The Company paid Ernst & Young LLP $120,485 during 2000 in
       ----------
aggregate fees for the 2000 annual audit and for review of the Company's financial statements included in its Form 10-Qs for the 2000 fiscal year.

       Financial Information Systems Design and Implementation Fees. The Company
       ------------------------------------------------------------
paid Ernst & Young LLP $0 in aggregate fees for certain types of information technology services for the 2000 fiscal year.

       All Other Fees. The Company paid Ernst & Young LLP $30,280 for all other
       --------------
services, including tax preparation, tax consultation, consultation on accounting treatment of the Company's subsidiaries and the audit of the Company's retirement savings plan for the 2000 fiscal year.

       The Audit Committee considered whether, and determined that, the auditors' provision of information technology services and other non-audit services was compatible with maintaining the auditor's independence.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

                                 OTHER MATTERS

       The Board of Directors knows of no other matters to be brought before the meeting. If any other matters are properly presented, however, or if any question arises as to whether any matter has been properly presented and is a proper subject for stockholder action, the persons named as proxies in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their discretion.

                             STOCKHOLDER PROPOSALS

       The stockholders may present proposals for consideration at the 2002 Annual Meeting of Stockholders to the Company for inclusion in its proxy materials for such meeting. Any such proposal should be submitted in writing in accordance with Securities and Exchange Commission rules to Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504, Attention: Corporate Secretary. Stockholder proposals must be received by December 7, 2001 to be included in the proxy materials for the 2002 Annual Meeting.

       For proposals stockholders properly bring before the 2002 Annual Meeting of Stockholders, the Company will have unrestricted use of discretionary voting authority if it does not receive prior written notice of an intent to submit any such proposal at the meeting. For the Company's 2002 Annual Meeting of Stockholders, this notice must be received by February 20, 2002.

                              FURTHER INFORMATION

       The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company's annual report on Form 10-K, including the financial statements and schedules thereto, required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 for the Company's fiscal year ended December 31, 2000. Such written request should be sent to Concepts Direct, Inc., 2950 Colorful Avenue, Longmont, Colorado 80504, Attention: Corporate Secretary.

                                             By Order of the Board of Directors


                                             DAVID H. HADDON
                                             Secretary

April 6, 2001

EXHIBIT A

                             Concepts Direct, Inc.
                            Audit Committee Charter

         The Audit Committee's primary functions are to monitor and to review on behalf of the Board of Directors the Corporation's financial reports and financial reporting structure; internal control structure regarding finance, accounting and financial reporting; and compliance with law. The Audit Committee reports to the full Board of Directors on all matters within the Committee's responsibilities.

         The Committee shall be composed of at least three directors, each of whom shall have no relationship that may interfere with his or her exercise of judgment as a Committee member independent from management and the Corporation. In addition, the members of the Committee shall satisfy the applicable requirements for audit committee membership imposed by the NASDAQ Stock Market and any applicable eligibility requirements of the Securities and Exchange Commission. The Board of Directors shall interpret these requirements and determine the qualifications of Committee members in its business judgment. Subject to Board approval, the Committee shall adopt, and at least annually review and reassess, an audit committee charter meeting the requirements from time to time of the NASDAQ Stock Market. The Committee shall provide the NASDAQ Stock Market periodically with such appropriate written confirmation concerning these matters as the NASDAQ Stock Market may from time to time require.

         The independent auditors shall be responsible to the Board of Directors and shall report directly to the Committee, as the Board's representative, on all matters pertaining to their engagement. The Committee shall encourage open communication among the Committee, independent auditors and employee management regarding matters within the Committee's responsibilities. The Committee shall establish a calendar incorporating regular reporting items which it requires from independent auditors and employee management during the year.

         In carrying out its responsibilities:

         1. The Committee annually will review the independent auditors and shall recommend to the Board of Directors the firm of independent auditors to be employed to conduct the annual financial audit. The Committee will review the compensation and fees paid to the independent auditors for audit and non-audit work. The Committee will require the independent auditors to review with the Committee any non-audit assignments and fees incurred, and will assess any impact on the objectivity and independence of such auditors as a result of non-audit assignments, making any appropriate recommendations to the Board of Directors. The independent auditors shall submit periodically to the Committee a formal written statement delineating all relationships between the independent auditors and the Corporation. The Board of Directors and the Committee will have the ultimate authority and responsibility to select, evaluate and where appropriate replace the independent auditors or to nominate the independent auditors to be proposed for shareholder ratification in the proxy statement.

         2. With respect to each fiscal year, the Committee will meet with the independent auditors and the Corporation's senior employee management to review the scope and methodology of the proposed audits for such fiscal year. The independent auditors shall provide regular reports to the Committee during the year on the underlying process and status of their audits and any findings or preliminary conclusions that have been reached.

         3. Employee management and the independent auditors shall review with the Committee the Corporation's annual financial statements. Employee management and the independent auditors shall meet quarterly prior to filing with the Securities and Exchange Commission drafts of the Corporation's Quarterly Reports on Form 10-Q. The independent auditors shall communicate with the Committee's Chairman or with the entire Committee, if necessary, prior to such quarterly filings to comply with SAS No. 71. Periodically during the year, the independent auditors shall review with the Committee their assessment as to the adequacy of the Corporation's structure of internal controls over financial accounting and reporting, and their qualitative judgments as to accounting principles employed and related disclosures by the Corporation and the conclusions expressed in the Corporation's financial reports. The independent auditors shall review with the Committee significant judgments made by employee management in the preparation of the financial statements.

         4. The independent auditors and the Corporation's employee management, including its legal affairs management, shall identify to the Committee significant business, financial or legal issues which may significantly impact the Corporation's financial statements and internal control systems. At least annually, employee management shall report to the Committee as to all significant litigation, threatened litigation or potential litigation in which the Corporation and its subsidiaries are or may be engaged, as well as the anticipated or potential impact of such litigation, threatened litigation or potential litigation on the Corporation.

         5. The independent auditors shall identify to the Committee any areas of disagreement with employee management in the preparation of financial statements.

         6. As needed, employee management will report as soon as possible to the Committee any material violations of laws and governmental regulation. At least annually, employee management shall review with the Committee the Corporation's monitoring of the procedures to ensure compliance with laws and governmental regulations.

         7. Both the senior employee management and the independent auditors shall report as soon as possible to the Committee any material weaknesses in internal control systems.

         8. At every meeting of the Committee where the independent auditors are present, the independent auditors shall have the opportunity for at least a portion of such meeting to meet with the members of the Committee without members of employee management present.

         9. The Committee shall have available to it such support personnel, including management staff, independent auditors, attorneys and consultants, as it deems necessary to discharge its responsibilities.

                                                                       EXHIBIT B

                             CONCEPTS DIRECT, INC.
                       2001 INCENTIVE COMPENSATION PLAN

     1. Purpose. The purpose of this Concepts Direct 2001 Incentive Compensation Plan is to further the long term stability and financial success of Concepts Direct (and any Parent or Subsidiary of Concepts Direct) by attracting and retaining employees and non-employee members of the Board of Directors through the use of cash and stock incentives. It is also believed that Incentive Awards granted to such employees and Directors under this Plan will strengthen their desire to remain employed with the Employer and, in the case of Directors, continue as Directors, and will further the identification of their interests with those of the Concepts Direct, Inc. shareholders. The Plan is intended to operate in compliance with the provisions of Securities and Exchange Commission Rule 16b-3.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a)  "Act" means the Securities Exchange Act of 1934, as amended.

          (b) "Applicable Withholding Taxes" means the aggregate minimum amount of federal, state and local income and payroll taxes that an Employer is required to withhold in connection with any Performance Grant, any lapse of restrictions on Restricted Stock or Restricted Stock Units, any exercise of a Nonstatutory Stock Option, Stock Appreciation Right, or other payment hereunder.

          (c)  "Board" means the Board of Directors of Concepts Direct, Inc.

          (d) "Change in Control" means the occurrence of any of the following events:

               (i) The acquisition, other than from the Company, by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, but excluding for this purpose, any such acquisition by the Company or any of its Subsidiaries, or any employee benefit plan (or related trust) of the Company or its Subsidiaries, or any corporation with respect to which, following such acquisition, more than 50% of, respectively, the then outstanding shares common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of Directors is then beneficially owned, directly or indirectly, by the individuals and entities who were the beneficial owners, respectively, of the common stock and voting securities of the Company immediately prior to such acquisition in substantially the same proportion as their ownership, immediately prior to such acquisition, of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors, as the case may be; or

               (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any individual becoming a Director subsequent to the date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the Directors comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent board, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Act);

               (iii) Approval by the shareholders of the Company of a reorganization, merger or consolidation, in each case, with respect to which the individuals and entities who were the respective beneficial owners of the common stock and voting securities of the Company immediately prior to such reorganization, merger or consolidation do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of Directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation, or a complete liquidation or dissolution of the Company or of its sale or other disposition of all or substantially all of the assets of the Company.

          (e)  "Code" means the Internal Revenue Code of 1986, as amended.

          (f) "Committee" means the Compensation Committee of the Board, provided that, if any member of the Compensation Committee does not qualify as both an outside director for purposes of Code section 162(m) and a non-employee director for purposes of Rule 16b-3, the remaining members of the Committee (but not less than two members) shall be constituted as a subcommittee of the Compensation Committee to act as the Committee for purposes of the Plan, and further provided, that for the purpose of all matters relating to Incentive Awards for Directors, the authority of the Committee shall be assumed by the Board, and for such purposes the Committee shall be deemed to be the Board.

          (g)  "Company"  means Concepts Direct, Inc.

          (h) "Company Stock" means common stock of Concepts Direct. In the event of a change in the capital structure of Concepts Direct (as provided in Section 18), the shares resulting from such a change shall be deemed to be Company Stock within the meaning of the Plan.

          (i)  "Concepts Direct" means Concepts Direct, Inc.

          (j) "Covered Employee" means any employee who is or, in the determination of the Committee, may be a "covered employee" within the meaning of Code section 162(m).

          (k) "Date of Grant" means the date on which the Committee or Board grants an Incentive Award.

          (l) "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, Disability shall have the same definition as under the Concepts Direct long-term disability plan.

          (m) "Employer" means Concepts Direct and each Parent or Subsidiary that employs one or more Participants.

          (n) "Director" means a member of the Board of Directors of Concepts Direct who is not an employee of Concepts Direct, a Parent or Subsidiary.

          (o) "Fair Market Value" means the mean of the highest and lowest registered sales prices of a share of Company Stock on the New York Stock Exchange, as reported in The Wall Street Journal, on the Date of Grant or
                              -----------------------
     any other date for which the value of Company Stock must be determined under the Plan.

          (p) "Incentive Award" means, collectively, a Performance Grant or the award of Restricted Stock, an Option, a Restricted Stock Unit, Stock Appreciation Right, or Stock Compensation under the Plan.

          (q) "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422. Directors are not eligible to receive Incentive Stock Option s.

          (r) "Mature Shares" means shares of Company Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

          (s) "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

          (t) "Option" means a right to purchase Company Stock granted under the Plan, at a price determined in accordance with the Plan.

          (u) "Parent" means, with respect to any corporation, a Parent of that corporation within the meaning of Code Section 424(e).

          (v) "Participant" means any employee or Director of Concepts Direct or a Parent or Subsidiary who receives an Incentive Award under the Plan.

          (w) "Performance Criteria" means any of the following areas of performance of Concepts Direct, any Parent or Subsidiary: cash flow; cost reduction (or limits on cost increases); debt to capitalization; debt to equity; earnings; earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization; earnings per share (including or excluding nonrecurring items); earnings per share before extraordinary items; income from operations (including or excluding nonrecurring items); income from operations to capital spending; free cash flow; net income (including or excluding nonrecurring items and/or extraordinary items); net sales; price per share of Company Stock; return on assets; return on capital employed; return on equity; return on investment; return on sales; sales volume; total return to shareholders or acquisitions based on size or revenue. Any Performance Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company. As determined by the Committee, any Performance Criteria shall be calculated in accordance with the Company's public financial statements, generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of a Performance Grant which is consistently applied. The Committee shall have the power and complete discretion to determine the methodology for the calculation of Performance Criteria.

          (x) "Performance Goal" means an objectively determinable performance goal established by the Committee with respect to a given Performance Grant that relates to one or more Performance Criteria.

          (y)  "Performance Grant" means an Incentive Award made pursuant to
     Section 10.

          (z)  "Plan Year" means January 1 to December 31.

          (aa) "Restricted Stock" means Company Stock awarded upon the terms and subject to the restrictions set forth in Section 9.

          (bb) "Restricted Stock Unit" means a right granted to a Participant to receive Company Stock or cash awarded upon the terms and subject to the restrictions set forth in Section 11.

          (cc) "Rule 16b-3" means Rule 16b-3 of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended. A reference in the Plan to Rule 16b-3 shall include a reference to any corresponding rule (or number redesignation) of any amendments to Rule 16b-3 enacted after the effective date of the Plan's adoption.

          (dd) "Stock Appreciation Right" means a right to receive amounts from the Employer granted under Section 12.

          (ee) "Stock Compensation" means Company Stock or Nonstatutory Stock Options paid or granted in lieu of fees otherwise payable to a Director for services as a Director, as provided in Section 7.

          (ff) "Subsidiary" means any corporation in which Concepts Direct owns stock possessing at least 50 percent of the combined voting power of all classes of stock or which is in a chain of corporations with Concepts Direct in which stock possessing at least 50% of the combined voting power of all classes of stock is owned by one or more other corporations in the chain.

          (gg) "Ten Percent (10%) Shareholder" means a person who owns, directly, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Concepts Direct or any Parent or Subsidiary. Indirect ownership of stock shall be determined in accordance with Code Section 424(d).

     3. General. The following types of Incentive Awards may be granted under the Plan: Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, and Stock Compensation. Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.

     4. Stock. Subject to Section 17 of the Plan, there shall be reserved for issuance under the Plan an aggregate of one hundred fifty thousand (150,000) shares of Company Stock, which shall be authorized, but unissued shares. Shares allocable to Incentive Awards or portions thereof granted under the Plan that expire, are forfeited, or otherwise terminate unexercised may again be subjected to an Incentive Award under the Plan. For purposes of determining the number of shares that are available for Incentive Awards under the Plan, such number shall include the number of shares surrendered by a Participant or retained by the Company in payment of Applicable Withholding Taxes and any Mature Shares surrendered by a Participant upon exercise of an Option or in payment of Applicable Withholding Taxes. No more than thirty seven thousand five hundred (37,500) shares may be allocated to the Incentive Awards, including the maximum amounts payable under a Performance Grant, that are granted to any individual Participant during any single Plan Year.

     5.   Eligibility.

          (a) All present and future employees whom the Committee determines to be key employees, and Directors of Concepts Direct, or any Parent or Subsidiary of Concepts Direct (whether now existing or hereafter created or acquired) shall be eligible to receive Incentive Awards under the Plan. The Committee shall have the power and complete discretion, as provided in
     Section 19, to select eligible individuals to receive Incentive Awards and to determine for each individual the nature of the award and the terms and conditions of each Incentive Award.

          (b) The grant of an Incentive Award shall not obligate an Employer to pay a Participant any particular amount of remuneration, to continue the employment of the Participant after the grant or to make further grants to the Participant at any time thereafter.

     6.   Stock Options.

          (a) The Committee may make grants of Options to Participants. Whenever the Committee deems it appropriate to grant Options, notice shall be given to the Participant stating the number of shares for which Options are granted, the Option price per share, whether the Options are Incentive Stock Options or Nonstatutory Stock Options, and the conditions to which the grant and exercise of the Options are subject. Directors shall not be eligible to receive Incentive Stock Options.

          (b) The exercise price of shares of Company Stock covered by an Option shall be not less than 100% of the Fair Market Value of such shares on the Date of Grant; provided that if an Incentive Stock Option is granted to a Participant who, at the time of the grant, is a Ten Percent (10%) Shareholder, then the exercise price of the shares covered by the Incentive Stock Option shall not be less than one-hundred-ten percent (110%) of the fair market value of such shares on the Date of Grant.

          (c) Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that only employees may receive Incentive Stock Options and the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

               (i) No Incentive Stock Option may be exercised after the first to occur of (x) ten years (or, in the case of an Incentive Stock Option granted to a Ten Percent (10%) Shareholder, five (5) years) from the Date of Grant, (y) three months following the date of the Participant's retirement or termination of employment with all Employers for reasons other than Disability or death, or (z) one year following the date of the Participant's termination of employment on account of Disability or death.

               (ii) An Incentive Stock Option by its terms, shall be exercisable in any calendar year only to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the Company Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000 (the "Limitation Amount "). Incentive Stock Options granted under the Plan and all other plans of any Employer shall be aggregated for purposes of determining whether the Limitation Amount has been exceeded. The Committee granting the Option may impose such conditions as it deems appropriate on an Incentive Stock Option to ensure that the foregoing requirement is met. If Incentive Stock Options that first become exercisable in a calendar year exceed the Limitation Amount, the excess Options will be treated as Nonstatutory Stock Options to the extent permitted by law.

          (d) An Option shall not be transferable by the Participant except by will, or by the laws of descent and distribution, and shall be exercised during the lifetime of the Participant only by the Participant or by the Participant's guardian or legal representative; provided, however, that the Participant shall have the right to transfer rights under Nonstatutory Options granted hereunder during the Participant's lifetime subject to the following limitations:

               (i) transfers may be made only to the following transferees: (A) the Participant's children, step-children, grandchildren, step-grandchildren or other lineal descendants including relationships arising from legal adoptions) (such individuals are hereinafter referred to as "Immediate Family Members"); (B) trusts(s) for the exclusive benefit of any one or more of the Participant's Immediate Family Members (the Participant's spouse may also be a beneficiary); or (C) partnership(s), limited liability compan(ies) or other entit(ies), the only partners, members or interest holders of which are among the Participant's Immediate Family members (the Participant's spouse may also hold an interest);

               (ii)  there may be no consideration for the transfer;

               (iii) there may be no subsequent transfer of the transferred Options except by will or the laws of descent or distribution;

               (iv) following transfer, the Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer (including the conditions under which the Options may terminate prior to their expiration); except that the transferee rather than the Participant may deliver the Option exercise notice and payment of the exercise price; and

               (v) written notice of any transfer must be given to Concepts Direct pursuant to Section 20;

       and provided, further, that the Participant's estate may transfer the Options to the beneficiaries of such estate, subject to the limitations set forth in items (ii) through (v) above).

          (e) The Committee is expressly prohibited from reducing the exercise price of an Option after the Date of Grant (except as provided in Section
     18) and from making a new Incentive Award in the form of an Option if the exercise price of the new Option is less than the exercise price of the Option under an existing Incentive Award surrendered for cancellation.

     7. Stock Compensation In Lieu of Director Fees. Whenever the Committee deems it appropriate, it may permit members of the Board to elect to receive Company Stock in lieu of fees to which such directors would otherwise be entitled or to receive grants of Nonstatutory Stock Options in lieu of such fees. Company Stock payable in such event shall have a Fair Market Value equal to such fees otherwise payable, determined as of the date on which payment of fees would otherwise be payable to such member of the Board. In the case of Nonstatutory Stock Options granted in lieu of fees, the number of shares granted shall be determined by the Committee and the terms of such Options shall be as otherwise provided in this Plan.

     8.   Election to Defer Receipt of Stock.

          (a) A Participant may elect to defer receipt of Company Stock that the Participant would otherwise receive upon exercise of a Nonstatutory Option or Company Stock otherwise payable in lieu of fees as provided in
     Section 7 by completing a deferral election (a "Deferral Election"). A Deferral Election must be in writing and shall be delivered to Concepts Direct at least six months before the Options will be exercised, or Company Stock in lieu of fees would be payable. A Deferral Election must specify the applicable number or percentage of the Stock on which the Participant wishes to defer receipt.

          (b) The following provisions apply with respect to all Options for which a Deferral Election is made. The Participant must pay the exercise price of the Options by delivery to Concepts Direct of Mature Shares (the Exercise Shares) in the amount of the full Option exercise price for the shares being acquired. Delivery of the Exercise Shares may be made as provided in Section 13. Upon payment of the exercise price, Concepts Direct shall issue shares equal to the sum of (1) the number of shares on which the option was exercised reduced by the number of Exercise Shares (the Deferred Shares), and (2) if the Participant surrendered the Exercise Shares, shares equal to the number of the Exercise Shares. The Deferred Shares shall be credited to the Participant's account (the Deferred Shares Account) established under a trust (the Deferred Shares Trust). Any additional shares shall be delivered to the Participant. Option Deferral Elections shall be irrevocable.

          (c) Concepts Direct shall credit shares subject to a Deferral Election in respect of Stock Compensation to the Director's account (the Deferred Shares Account) established under a trust (the Deferred Shares Trust).

          (d) The Deferred Shares Trust shall secure Concept Direct's obligation to transfer the Deferred Shares to the Participant. The Deferred Shares Trust and its assets shall remain subject to the claim of Concept Direct's creditors and any interest the Participant may be deemed to have in the Deferred Shares Trust may not be sold, hypothecated or transferred (including, without limitation, transfer by gift), except by will or the laws of descent and distribution. The certificates for shares issued to the Deferred Shares Trust shall be issued in the name of the trustee. For accounting purposes, the trustee shall maintain records of the Deferred Shares Account for each Participant. All dividends and other distributions paid or made with respect to the Company Stock in a Deferred Shares Account shall be held in the account. All cash dividends or other distributions shall be invested in additional shares of Company Stock. The Participant shall have the right to direct the trustee as to the voting of shares of Company Stock in the Deferred Shares Account.

          (e) A Deferral Election shall provide for payment of Shares at a future date or dates elected by the Participant. In addition, the Participant may elect to receive the Deferred Shares Account in a single lump sum upon the occurrence of a Change of Control in lieu of any other form that would otherwise be payable pursuant to a prior election. The single lump sum shall be paid as soon as practicable after the Change of Control occurs. Except for an election made within 30 days of the effective date of this Plan which shall be immediately effective, any election or revocation of an election as to the date of payment or payment upon a Change in Control shall be effective six months after it is made.

          (f) The Committee may establish such procedures as are necessary or appropriate to implement the provisions of this Section 8 and may delegate the administration to one or more employees of Concepts Direct.

     9.   Restricted Stock Awards.

          (a) The Committee may make grants of Restricted Stock to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock, notice shall be given to the Participant stating the number of shares of Restricted Stock granted and the terms and conditions to which the Restricted Stock is subject. Each grant of Restricted Stock shall be evidenced by an agreement (a "Grant Agreement") setting forth the terms and conditions to which the Restricted Stock is subject. Restricted Stock may be awarded by the Committee in its discretion without cash consideration. The number of shares of Restricted Stock subject to outstanding awards at any time may not exceed fifty thousand (50,000) less the number of shares of Restricted Stock with respect to which restrictions have previously lapsed (other than through forfeiture) or shares of Company Stock issued under Restricted Stock Units.

          (b) No shares of Restricted Stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the restrictions on such shares as set forth in the Participant's Grant Agreement have lapsed or been removed pursuant to paragraph (d) or (e) below.

          (c) Upon the acceptance by a Participant of an award of Restricted Stock, such Participant shall, subject to the restrictions set forth in paragraph (b) above, have all the rights of a shareholder with respect to such shares of Restricted Stock, including, but not limited to, the right to vote such shares of Restricted Stock and the right to receive all dividends and other distributions paid thereon. Certificates representing Restricted Stock shall be held by Concepts Direct until the restrictions lapse and the Participant shall provide Concepts Direct with appropriate stock powers endorsed in blank.

          (d) The Committee shall establish as to each award of Restricted Stock the terms and conditions upon which the restrictions set forth in paragraph (b) above shall lapse. Such terms and conditions may also include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control.

          (e) Notwithstanding the provisions of paragraph (b) above, the Committee may at any time, in its sole discretion, accelerate the time at which any or all restrictions will lapse or remove any and all such restrictions.

          (f) Until the requirements of Section 15, regarding Applicable Withholding Taxes are satisfied, no stock certificate free of a legend reflecting the restrictions set forth in paragraph (b) above shall be issued to such Participant.

     10.  Performance Grants.

          (a) Performance Grants may be made to any Participant. Each Performance Grant shall be evidenced by an agreement (a "Grant Agreement") setting forth the Performance Goals for the award, including the Performance Criteria, the target and maximum amounts payable and such other terms and conditions as are applicable to the Performance Grant. Each Performance

     Grant shall be granted and administered to comply with the requirements of Code section 162(m). The aggregate maximum cash amount payable under the Plan to any Participant in any Plan Year shall not exceed $1,000,000. In the event of any conflict between a Grant Agreement and the Plan, the terms of the Plan shall govern.

          (b) The Committee shall establish the Performance Goals for Performance Grants. The Committee shall determine the extent to which any Performance Criteria shall be used and weighted in determining Performance Grants. The Committee may vary the Performance Criteria, Performance Goals and weightings from Participant to Participant, Performance Grant to Performance Grant and Plan Year to Plan Year. The Committee may increase, but not decrease, any Performance Goal during a Plan Year.

          (c) The Committee shall establish for each Performance Grant the amount of cash or Company Stock payable at specified levels of performance, based on the Performance Goal for each Performance Criteria. Any Performance Grant shall be made not later than 90 days after the start of the period for which the Performance Grant relates and shall be made prior to the completion of 25% of such period. All determinations regarding the achievement of any Performance Goals will be made by the Committee. The Committee may not increase the amount of cash or Common Stock that would otherwise be payable upon achievement of the Performance Goal or Goals but may reduce or eliminate the payments as provided in a Performance Grant.

          (d) The actual payments to a Participant under a Performance Grant will be calculated by applying the achievement of a Performance Criteria to the Performance Goal as established in the Grant Agreement. All calculations of actual payments shall be made by the Committee and the Committee shall certify in writing the extent, if any, to which the Performance Goals have been met.

          (e) Performance Grants will be paid in cash, Company Stock or both, at such time or times as are provided in the Grant Agreement. The Committee may provide in the Grant Agreement that the Participant may make a prior election to defer the payment under a Performance Grant subject to such terms and conditions as the Committee may determine.

          (f) Nothing contained in the Plan will be deemed in any way to limit or restrict any Employer or the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

          (g) A Participant who receives a Performance Grant payable in Company Stock shall have no rights as a shareholder until the Company Stock is issued pursuant to the terms of the Performance Grant. The Company Stock may be issued without cash consideration.

          (h) A Participant's interest in a Performance Grant may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered.

     11.  Restricted Stock Units.

          (a) The Committee may make grants of Restricted Stock Units to Participants. Whenever the Committee deems it appropriate to grant Restricted Stock Units, notice shall be given to the Participant stating the number of Restricted Stock Units granted and the terms and conditions to which the Restricted Stock Units are subject.

          (b)  The following provisions apply to all Restricted Stock Units:

               (i) The Committee shall establish as to each award of Restricted Stock Unit the terms and conditions to which the Restricted Stock Unit is subject, including the time of payment under a Restricted Stock Unit. Such terms and conditions may also include, without limitation, the lapsing of such restrictions as a result of the Disability, death or retirement of the Participant or the occurrence of a Change in Control.

               (ii) Upon lapse of the restrictions, a Restricted Stock Unit shall entitle the Participant to receive from Concepts Direct a share of Company Stock or a cash amount equal to the Fair Market Value of the Company Stock on the date that the restrictions lapse.

          (c) The manner in which the Employer's obligation arising under a Restricted Stock Unit shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Restricted Stock Unit is vested. Shares of Company Stock issued upon the vesting of a Restricted Stock Unit shall be valued at their Fair Market Value on the date of issuance.

          (d) The Committee is authorized to grant dividend equivalents to Participants under which the Participants shall be entitled to receive payments (in cash, Company Stock, other securities, other Incentive Awards or other property as determined in the discretion of the Committee) equivalent to the amount of cash dividends paid by the Company to holders of Company Stock with respect to the number of Restricted Stock Units held by the Participant. The dividend equivalents may have such terms and conditions as the Committee shall determine.

     12.  Stock Appreciation Rights.

          (a) Whenever the Committee deems it appropriate, Stock Appreciation Rights may be granted to a Participant. The following provisions apply to all Stock Appreciation Rights:

               (i) A Stock Appreciation Right shall entitle the Participant, upon exercise of the Stock Appreciation Right, to receive in exchange from the Employer an amount equal to the excess of (x) the Fair Market Value on the date of exercise of the Company Stock covered by the surrendered Stock Appreciation Right over (y) the price of the Company Stock on the Date of Grant of the Stock Appreciation Right. The Committee may limit the amount that the Participant will be entitled to receive upon exercise of Stock Appreciation Rights.

               (ii) A Stock Appreciation Right may only be exercised at a time when the Fair Market Value of the Company Stock covered by the Stock Appreciation Right exceeds the Fair Market Value of the Company Stock on the Date of Grant of the Stock Appreciation Right.

          (b) The manner in which the Employer's obligation arising upon the exercise of a Stock Appreciation Right shall be paid shall be determined by the Committee and shall be set forth in the Incentive Award. The Incentive Award may provide for payment in Company Stock or cash, or a fixed combination of Company Stock or cash, or the Committee may reserve the right to determine the manner of payment at the time the Stock Appreciation Right is exercised. Shares of Company Stock issued upon the exercise of a Stock Appreciation Right shall be valued at their Fair Market Value on the date of exercise.

     13.  Method of Exercise of Options and Stock Appreciation Rights.

          (a) Options and Stock Appreciation Rights may be exercised by the Participant giving written notice of the exercise to the Employer, stating the number of shares the Participant has elected to purchase under the Option or the number of Stock Appreciation Rights the Participant has elected to exercise. In the case of the purchase of shares under an Option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided, however, that if the terms of an Option so permit, the Participant may (i) deliver Mature Shares (valued at their Fair Market Value) in satisfaction of all or any part of the exercise price, or (ii) deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Employer, from the sale or proceeds of a loan from the broker with respect to the sale of Company Stock or a broker loan secured by Company Stock, the amount necessary to pay the exercise price and, if required by the terms of the Option, Applicable Withholding Taxes or (iii) deliver an interest bearing note, payable to Concepts Direct, in payment of all or part of the exercise price together with such collateral as may be required by the Committee at the time of exercise. The interest rate under any such promissory note shall be established by the Committee and shall be at least equal to the minimum rate required at the time to avoid imputed interest under the Code.

          (b) Concepts Direct may place on any certificate representing Company Stock issued upon the exercise of an Option or Stock Appreciation Right any legend deemed desirable by Concepts Direct's counsel to comply with federal or state securities laws. Until the Participant has made any required payment, including any Applicable Withholding Taxes, and has had issued a certificate for the shares of Company Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

     14. Transferability of Incentive Awards. Nonstatutory Stock Options shall be transferable only as provided in Section 6(d). Incentive Stock Options, by their terms, shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant's lifetime, only by the Participant. Restricted Stock, Restricted Stock Units, Performance Grants, and Stock Compensation shall not be transferable unless expressly provided in the Incentive Award.

     15. Payment of Applicable Withholding Taxes. Whenever payment of an Incentive Award is made in cash, the Employer will withhold therefrom an amount sufficient to satisfy any Applicable Withholding Taxes. Each Participant shall agree as a condition of receiving an Incentive Award payable in the form of Company Stock, or if Applicable Withholding Taxes are required to be withheld other than at the time of payment of cash or Company Stock, to pay to the Employer, or make arrangements satisfactory to the Employer regarding the payment to the Employer of, Applicable Withholding Taxes. As an alternative to requiring a cash payment of Applicable Withholding Taxes, the Employer may, in its discretion, permit the Participant to elect to (i) deliver Mature Shares (valued at their Fair Market Value) or (ii) have the Employer retain that number of shares of Company Stock (valued at their Fair Market Value) that would satisfy all or a specified portion of the Applicable Withholding Taxes.

     16. Effective Date of the Plan. The effective date of the Plan is May 10, 2001. The Plan shall be submitted to the shareholders of Concepts Direct for approval. Until (i) the Plan has been approved by Concepts Direct's shareholders, and (ii) the requirements of any applicable Federal or State securities laws have been met, no Restricted Stock shall be awarded that is not contingent on these events and no Option granted shall be exercisable.

     17. Termination, Modification, Change. If not sooner terminated by the Board, this Plan shall terminate at the close of business on May 9, 2011. No Incentive Awards shall be made under the Plan after its termination. The Board may amend or terminate the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by law, no change shall be made that increases the total number of shares of Company Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section
18), unless such change is authorized by the shareholders of Concepts Direct. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards with respect to Participants as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her.

     18.  Change in Capital Structure.

          (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or merger in which Concepts Direct is the surviving corporation or other change in Concepts Direct's capital stock (including, but not limited to, the creation or issuance to shareholders generally of rights, options or warrants for the purchase of common stock or preferred stock of Concepts Direct), the number and kind of shares of stock or securities of Concepts Direct to be subject to the Plan and to Incentive Awards then outstanding or to be granted thereunder, the maximum number of shares or securities which may be delivered under the Plan under
     Section 4, Section 9 and Section 10, the maximum number of shares or securities that can be granted to an individual Participant under Section 4, the exercise price, the terms of Incentive Awards and other relevant provisions shall be appropriately adjusted by the Committee, whose determination shall be binding on all persons. If the adjustment would produce fractional shares with respect to any unexercised Option, the Committee may adjust appropriately the number of shares covered by the Option so as to eliminate the fractional shares.

          (b) If Concepts Direct is a party to a consolidation or a merger in which Concepts Direct is not the surviving corporation, a transaction that results in the acquisition of substantially all of Concepts Direct's outstanding stock by a single person or entity, or a sale or transfer of substantially all of Concepts Direct's assets, the Committee may take such actions with respect to outstanding Incentive Awards as the Committee deems appropriate.

          (c) Notwithstanding anything in the Plan to the contrary, the Committee may take the foregoing actions without the consent of any Participant, and the Committee's determination shall be conclusive and binding on all persons for all purposes.

     19.  Administration of the Plan.

          (a) The Plan shall be administered by the Committee. The Committee shall have general authority to impose any limitation or condition upon an Incentive Award that the Committee deems appropriate to achieve the objectives of the Incentive Award and the Plan and, without limitation and in addition to powers set forth elsewhere in the Plan, shall have the power and complete discretion to determine:

               (i) which eligible employees shall receive Incentive Awards and the nature of each Incentive Award, (ii) the terms and conditions of any Performance Grant, (iii) whether all or any part of an Incentive Award shall be accelerated upon a Change in Control, (iv) the number of shares of Company Stock to be covered by each Incentive Award, (v) whether Options shall be Incentive Stock Options or Nonstatutory Stock Options, (vi) the time or times when an Incentive Award shall be granted, (vii) whether an Incentive Award shall become vested over a period of time and when it shall be fully vested, (viii) when Options may be exercised, (ix) the manner in which payment will be made upon the exercise of Options, (x) conditions relating to the length of time before disposition of Company Stock received upon the exercise of Options is permitted, (xi) whether to authorize a Participant (A) to deliver Mature Shares to satisfy Applicable Withholding Taxes or (B) to have the Employer withhold from the shares to be issued upon the exercise of a Nonstatutory Stock Option the number of shares necessary to satisfy Applicable Withholding Taxes, (xii) the terms and conditions applicable to Restricted Stock and Restricted Stock Units awards, (xiii) the terms and conditions on which restrictions upon Restricted Stock and Restricted Stock Units shall lapse, (xiv) whether to accelerate the time at which any or all restrictions with respect to Restricted Stock and Restricted Stock Units will lapse or be removed, (xv) notice provisions relating to the sale of Company Stock acquired under the Plan, (xvi) the extent to which information shall be provided to Participants about available tax elections, (xvii) the terms and conditions of Stock Compensation and Stock Deferral Elections, and (xviii) any additional requirements relating to Incentive Awards that the Committee deems appropriate. Notwithstanding the foregoing, no "tandem stock options" (where two stock options are issued together and the exercise of one option affects the right to exercise the other option) may be issued in connection with Incentive Stock Options. Except as provided in Section 6 or Section 17, the Committee shall have the power to amend the terms of previously granted Incentive Awards that were granted by that Committee so long as the terms as amended are consistent with the terms of the Plan and provided that the consent of the Participant is obtained with respect to any amendment that would be detrimental to him or her, except that such consent will not be required if such amendment is for the purpose of complying with Rule 16b-3 or any requirement of the Code applicable to the Incentive Award.

          (b) The Committee may adopt rules and regulations for carrying out the Plan with respect to Participants. The interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive as to any Participant. The Committee may consult with counsel, who may be counsel to the Employer, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

          (c) A majority of the members of the Committee shall constitute a quorum, and all actions of the Committee shall be taken by a majority of the members present. Any action may be taken by a written instrument signed by all of the members, and any action so taken shall be fully effective as if it had been taken at a meeting.

          (d) This subsection will apply if Concepts Direct is involved in any merger or similar transaction that Concepts Direct intends to treat as a "pooling of interest" for financial reporting purposes. In this case, the Committee may amend the terms of any Incentive Award or of the Plan to the extent that Concepts Direct's independent accountants determine that such terms would preclude the use of "pooling of interest" accounting. The authority of the Committee to amend the terms of any Incentive Award or of the Plan includes, without limitation, the right (i) to rescind or suspend any terms that are contingent on a Change in Control, such as the acceleration of vesting; (ii) to modify Incentive Awards to comply with prior practices of the Company as to terms of Incentive Awards; (iii) to provide for payment to the Participant of Common Stock or stock of the other party to the transaction equal to the fair value of the Incentive Award; and (iv) to suspend any provisions for payment of an Incentive Award in cash. The authority of the Committee under this subsection may be exercised in the Committee's sole and complete discretion.

     20. Notice. All notices and other communications required or permitted to be given under this Plan shall be in writing and shall be deemed to have been duly given if delivered personally or mailed first class, postage prepaid, as follows (a) if to Concepts Direct -- at the principal business address of Concepts Direct to the attention of the Corporate Secretary of Concepts Direct; and (b) if to any Participant -- at the last address of the Participant known to the sender at the time the notice or other communication is sent.

     21. Interpretation. The terms of this Plan are subject to all present and future regulations and rulings of the Secretary of the Treasury of the United States or his or her delegate relating to the qualification of Incentive Stock Options under the Code. If any provision of the Plan conflicts with any such regulation or ruling, then that provision of the Plan shall be void and of no effect. The terms of this Plan shall be governed by the laws of the State of Delaware.

                             CONCEPTS DIRECT, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 10, 2001

     The undersigned having received the Annual Report to the Stockholders and the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement dated April 6, 2001, hereby appoints David H. Haddon, and Robert L. Burrus, Jr. (each with power to act alone and with power of substitution) as proxies and hereby authorizes them to represent and vote, as directed below, all the shares of common stock of Concepts Direct, Inc. (the "Company"), held of record by the undersigned on March 12, 2001, at the annual meeting of stockholders to be held on May 10, 2001, and any adjournments thereof.

1. Election of Directors: Nominees are Virginia B. Bayless, Robert L.Burrus, Jr., Kenneth M. Gassman, Jr., Marshall S. Geller, Stephen R. Polk, Phillip A. Wiland and J. Michael Wolfe.


     [_] FOR all nominees                       [_] WITHHOLD AUTHORITY to vote
     (except do not vote for the nominee(s)      for all nominees
     whose name(s) I have written below)

------------------------------------------------------------------------------

2.   Approval of the adoption of the Company's 2001 Incentive Compensation Plan.

     [_]  FOR                 [_]  AGAINST            [_]  ABSTAIN

3. Ratification of the selection of Ernst & Young LLP as independent accountants for the year 2001.

     [_]  FOR                 [_]  AGAINST            [_]  ABSTAIN

4. IN THEIR DISCRETION the proxies are authorized to vote such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. Where no direction is given, this proxy will be voted FOR all nominees as director listed above and FOR Proposals 2 and 3.

     Any proxy or proxies previously given for the meeting are revoked.

                                        Please sign your names(s) exactly as
                                        shown below. If signer is a corporation, please sign the full corporate name by duly authorized officer. If an attorney, guardian, administrator, executor, or trustee, please give full title as such. If a partnership, please sign in partnership name by authorized person.

                                        Dated:_________________________, 2001

                                        _____________________________________

                                        _____________________________________

                                        Please complete, date, sign, and return
                                        this proxy promptly in the enclosed
                                        envelope.